Exhibit (h)(xxiv)

AMENDMENT NO. 1 TO THE

FORM OF RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 1 to the Form of Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”), dated as of January 19, 2022, between the Acquiring Funds listed on Schedule A (each, an “Acquiring Fund”), and the Acquired Funds listed on Schedule B (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), is effective as of February 27, 2026.

WHEREAS, the address of the Acquiring Funds has changed.

NOW THEREFORE, the Funds hereby agree to amend the Agreement as follows:

1.   Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Jonathon Hickey	VanEck Compliance Department
Senior Managing Partner and	c/o Van Eck Associates Corporation
Chief Operating Officer	666 Third Avenue, 9th Floor
c/o Water Island Capital, LLC	New York, NY 10017
104 Fifth Avenue, 9th Floor	Email: compliance@vaneck.com
New York, NY 10011 Email: operations@wicfunds.com

With a copy to:	With a copy to:

Philip Channen	Van Eck Associates Corporation
Chief Compliance Officer	Attn: Legal Dept.
c/o Water Island Capital, LLC 104 Fifth Avenue, 9th Floor	666 Third Avenue, 9th Floor New York, NY 10017
New York, NY 10011 Email: compliance@wicfunds.com	Email: legal notices@vaneck.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

VanEck ETF Trust

Signature

/s/ Lisa Moss
Name:	Lisa Moss
Title:	Assistant Vice President & Corporate Counsel

On Behalf of the Acquiring Funds

Signature

/s/ Jonathon Hickey
Name:	Jonathon Hickey
Title:	See Below[1]

1 Jonathon Hickey serves as Senior Managing Partner and Chief Operating Officer of Water Island Capital, LLC, the investment adviser of The Arbitrage Funds and AltShares Trust (each a “Trust”, and collectively the “Trusts”). Mr. Hickey also serves as Chief Financial Officer of each Trust.

2